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                                                                 Exhibit 10(ddd)





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                              SECOND AMENDMENT TO
                             CAREER EQUITY PROGRAM
                        DEFERRED STOCK AWARD AGREEMENTS

                                * * * * * * * *

             This Amendment (the "Amendment") to the Career Equity Program Deferred Stock Award Agreements dated prior to the date hereof (collectively referenced, as amended, the "Agreements") is made this 26th day of July 1993.

                                     * * *

             WHEREAS, AMR Corporation (the "Corporation") and ________ (the "Employee"), employee number ______, have previously entered into the Agreements;

             WHEREAS, the Corporation and the Employee wish to further amend such Agreements by this Amendment;

             NOW, THEREFORE, in exchange for good and valuable consideration the sufficiency of which is hereby agreed, the Agreements are hereby amended as follows.

                                     * * *

             1. Section 2 of the Agreements is hereby amended by adding the following paragraph thereto:

             "Notwithstanding anything to the contrary contained herein and for the purposes of this Grant, in order to be eligible for the benefits hereunder associated with Early Retirement, the recipient must be entitled to receive early retirement pension benefits under the then existing policies of the Corporation, Subsidiary or Affiliate, as applicable."

                                       *

             2. A new Section 13 is hereby added to the Agreements, such new Section 13 to read as follows:

                     "13.     Payment of Performance Return Payments and
Dividend Equivalents; Voting Rights.

             (a) Performance Return Payments. Subject to the terms and conditions set forth in the attached Schedule A, Performance Return Payments (as defined in such Schedule A) shall be paid annually on or about the date as may be designated from time to time by the Board or any committee thereof (the "Payment Date") on all or a specified portion of the shares of Deferred Stock covered by this Award, as set forth in such Schedule A, based on: (i) the greater of (y) a deemed investment rate equal to the Corporation's Rolling Average ROI as defined and determined in accordance with





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the terms and conditions set forth in such Schedule A or (z) 6%; and (ii) the value of the Stock as determined by the Board, or any committee thereof, pursuant to Schedule A.

             In addition, the Employee shall be entitled, subject to the consent of the Board, to elect to defer receipt of such Performance Return Payments in accordance with the American Airlines, Inc. 1987 Executive Deferral Plan or its successor plan.

             (b) Dividend Equivalents. The Employee shall also be entitled to payment of an amount equal to (i) the amount of any dividend declared per share on the Corporation's Stock after the Grant Date and prior to issuance to, or forfeiture by, the Employee of the shares of Deferred Stock covered by this Award, multiplied by (ii) the number of unissued and unforfeited shares of Deferred Stock covered by this Award, provided (y) that the amount of any such dividend equivalents shall be offset by the amount of any Performance Return Payments paid under this Award within the preceding 11 months and (z) that, unless the Board otherwise decides prior to the dividend payment date, such dividend equivalent payment shall be automatically deferred and treated as additional shares of Deferred Stock, subject to the same terms and conditions that apply to the related shares of Deferred Stock with respect to which such dividend equivalents were initially payable.

             (c) Voting and Other Rights. The Employee shall have no ownership rights, including voting rights, with respect to the shares of Deferred Stock covered by this Award unless and until shares of stock are actually issued to the Employee."

                                       *

             3. A new Schedule A is hereby added to the Agreements. Such new Schedule A will be identical to the Schedule A attached hereto.

                                     * * *

             IN WITNESS HEREOF, the Employee and the Corporation have caused this Second Amendment to be executed as of the date first written above.

                                * * * * * * * *

EMPLOYEE                              AMR CORPORATION



_____________________________         ____________________________
                                      C. D. MarLett
                                      Corporate Secretary





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                                   Schedule A
                          Performance Return Payments


1. Performance Return Payments may be paid on a percentage of the shares covered by the Award, such percentage to be established, from time to time, by the Chairman of the Corporation.

2. The price of those shares, if any, subject to Performance Return Payments, will be as determined by the Board, or any committee thereof, and will approximate the then existing price of the Stock on the New York Stock Exchange.

3. The three-year rolling average return of investment of AMR Corporation (the "ROI"), as referenced in Section 13 of the Agreement, will be equal to that determined in accordance American Airlines' Incentive Compensation Plan, except that such determination shall include subsidiaries and accruals for the Profit Sharing Plan and the Incentive Compensation Plan. This ROI shall be calculated on or before March 31 of each calendar year.

4. In the event of an Employee's termination of employment with the Corporation (and any Subsidiary or Affiliate thereof) for reasons of death, Disability, or Retirement, Performance Return Payments, if any, which are paid on or around the first occurrence of the Payment Date after the date of death, Disability, or Retirement, shall be paid to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate) at the rate of 8 1/3% for each full or partial month of employment since the Payment Date of the preceding year. Notwithstanding the foregoing, however, no Performance Return Payments shall be made to an Employee if the Employee's employment with the Corporation (and any Subsidiary or Affiliate thereof) is terminated for Cause.





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